Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-60114 and 333-117231) relating to the 2000 Stock Option and Incentive Plan of Shoe Carnival, Inc., the Registration Statements on From S-8 (Nos. 33-74050 and 333-44047) relating to the 1993 Stock Option and Incentive Plan of Shoe Carnival, Inc., the Registration Statement on Form S-8 (No. 33-80979) relating to the Employee Stock Purchase Plan of Shoe Carnival, Inc., and the Registration Statement on Form S-8 (No. 333-82819) relating to the Outside Directors Stock Option Plan of Shoe Carnival, Inc., of our reports relating to the consolidated financial statements of Shoe Carnival, Inc. and subsidiaries (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment) and to management's report on the effectiveness of internal control over financial reporting dated April 11, 2007, appearing in the Annual Report on Form 10-K of Shoe Carnival, Inc. and subsidiaries for the year ended February 3, 2007.

/s/DELOITTE & TOUCHE LLP

Indianapolis, Indiana
April 18, 2007